Exhibit 10.1

(English Translation)

SUPPLEMENTAL AGREEMENT

THIS SUPPLEMENTAL AGREEMENT, dated as of May 2, 2018, is made by and between Yangtze River Port and Logistics Limited (“Party A” and formerly known as Yangtze River Development Limited) and Fujian Yuesheng Industrial Development Limited (“Party B” and “Fujian Yuesheng”) in Wuhan City, China:

WHEREAS, on December 26, 2017, Party A and the eight shareholders, including Party B, of Wuhan Economic Development Port Co., Limited (incorporated in China, hereinafter “Party B Target Company”) signed an Agreement in respect of Party A’s proposed acquisition of Party B Target Company as well as Party B’s proposed acquisition of the equity in Energetic Mind Limited (incorporated in the British Virgin Islands and held by Party A) (hereinafter the “Agreement”),

AND, Party A and Party B signed a Supplemental Agreement on March 31, 2018 (hereinafter the “Supplemental Agreement”)

NOW, THEREFORE, Party A and Party B agree to extend both the Agreement and the Supplemental Agreement to May 31, 2018.

THIS SUPPLEMENTAL AGREEMENT is in duplicate whereas Party A and Party B each hold one. It shall take effect upon signing and affixing company seal by both parties and the Guarantor, and shall have the same legal effect as the Agreement dated December 26, 2017 and the Supplemental Agreement dated March 31, 2018

Party A

Yangtze River Port and Logistics Limited

Signed by CEO:

Party B:

Fujian Yuesheng Industrial Development Limited (with seal)

Signed by Legal Representative:

Guarantor of Party B:

Signed by Mr. Wang Kaiwei: